QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.4

CONSENT

        Reference is made to the registration statement on Form F-80 pertaining to the Joint Management Information Circular dated June 2, 2005 of Noranda Inc. and Falconbridge Limited to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on or about the date hereof.

        We hereby consent to the reference to this firm in the section titled "Certain U.S. Federal Income Tax Considerations" in the Circular and to the reference to our opinion contained therein. We also consent to the reference to us in the section titled "Legal Matters" in the Circular.

        In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Dated: June 6, 2005
/s/ FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

QuickLinks

CONSENT